MAYTAG CORPORATION

                                   Exhibit 21

                        List of Subsidiaries of the Registrant.

                                MAYTAG CORPORATION

                                    Exhibit 21

                        List of Subsidiaries of the Registrant


   The following schedule lists the subsidiaries of Maytag Corporation, a Delaware corporation, as of December 31, 1999.

                                                          State or Country
   Corporate Name                                         of Organization
   Maytag Appliances Sales Company                             Delaware
   Maytag Holdings, Inc.                                       Delaware
        Dixie-Narco, Inc.                                      Delaware
             Blodgett Holdings, Inc.                           Delaware
                    G.S. Blodgett Corporation                  Vermont
                    G.S. Blodgett International Limited        Barbados
                    Pitco Frialator, Inc.                      New Hampshire
                    Frialator International Limited            England
                    MagiKitch'n Inc.                           Pennsylvania
                    Cloverleaf Properties, Inc.                Vermont
             Jade Products Company                             Delaware
   Maytag Foreign Sales Corporation                            Virgin Islands
   The Hoover Company                                          Delaware
        The Hoover Company (Sales)                             Delaware
   Maytag International, Inc.                                  Delaware
        Maharashtra Investment, Inc.                           Delaware
        Hoover Mexicana S.A. de C.V.                           Mexico
   Hoover Holdings Inc.                                        Delaware
        Juver Industrial S.A. de C.V.                          Mexico
        Maytag Limited Canada
        Maytag Worldwide N.V.                                  The Netherlands
                                                               Antilles
        AERA LIMITED                                           Hong Kong
        AERA (Hong Kong) PTE LTD                               Singapore
   Maytag International Investments, Inc.                      Delaware
        Maytag I.I., Inc.                                      Delaware
             Maytag International Investments B.V.             Netherlands
                Hefei Rongshida Co. Ltd. (50.5%)               China
                   Chongqing General Washing Machine Factory   China
   Anvil Technologies LLC (33.77%)                             Delaware
   Maytag Capital Trust (2.91%)                                Delaware
   Maytag Capital Trust II (2.91%)                             Delaware

   NOTE:  Ownership in subsidiaries is 100% unless otherwise indicated.

   Other subsidiaries in the aggregate would not constitute a significant subsidiary.